Exhibit 99.1

HINES HORTICULTURE, INC. RECEIVES NASDAQ DELISTING NOTICE

Irvine, California - August 7, 2007 - On August 6, 2007, Hines Horticulture, Inc. (the “Company”) received notification from the Nasdaq Stock Market, Inc. that a Nasdaq Listing Qualifications Panel has determined to delist the Company’s securities and accordingly, will suspend trading of the Company’s shares on Nasdaq at the open of business on August 8, 2007. This action was the result of the Nasdaq Panel’s agreement with previous Nasdaq determinations that the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 pursuant to Marketplace Rule 4310(c)(14) and that the Company failed to maintain the minimum stockholders’ equity requirement for continued listing on The Nasdaq Global Market.

About Hines Horticulture, Inc.

Hines Horticulture is a leading operator of commercial nurseries in North America, producing one of the broadest assortments of container grown plants in the industry. Hines Horticulture sells nursery products primarily to the retail segment, which includes premium independent garden centers, as well as leading home centers and mass merchandisers, such as Home Depot, Lowe’s and Wal-Mart.